EXHIBIT 99.4


                          IMCLONE SYSTEMS INCORPORATED

                                 NON-QUALIFIED
                             STOCK OPTION AGREEMENT

     AGREEMENT, entered into as of the 24th day of May, 1999, as amended and restated as of May 31, 2000, by and between ImClone Systems Incorporated, a Delaware corporation (the "Company") and Dr. Harlan W. Waksal (the "Executive").

     WHEREAS, the Company desires to grant the Executive a non-qualified stock option to acquire shares of the Company's common stock, $.001 par value per share ("Common Stock"); and

     WHEREAS the Executive desires to accept such option subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Executive, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, hereby agree as follows:

     1. Grant of Option. The Company hereby grants to the Executive a non-qualified stock option (the "Option") to purchase all (or any part of) 650,000 (six hundred and fifty thousand) shares of Common Stock (the "Shares"), on the terms and conditions hereinafter set forth. This Option is not intended to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Exercise Price. The exercise price (the "Exercise Price") for the Shares covered by the Option shall be $18.25 (which was the closing price of the Common Stock on the NASDAQ National Market on May 24, 1999, the date such grant was approved by the shareholders of the Company).

     3. Vesting Schedule. Subject to the terms hereof, including but not limited to the provisions of Section 6 hereof, the Option shall vest and become exercisable by Executive in its entirety on May 24, 2006, except that the Option may vest earlier in accordance with the following schedule:

          (a) 200,000 of the shares of Common Stock subject to the option shall vest as of the first date after any ten consecutive trading days from May 24, 1999 through May 23, 2006 in which the last reported sale price of the common stock exceeds $25 for all ten consecutive days;

          (b) 200,000 of the shares of Common Stock subject to the option shall vest as of the first date after any ten consecutive trading days from May 24, 1999 through May 23, 2006 in which the last reported sale price of the common stock exceeds $34 for all ten consecutive days;

          (c) 200,000 of the shares of Common Stock subject to the option shall vest as of the first date after any ten consecutive trading days from May 24, 1999 through May 23, 2006 in which the last reported sale price of the common stock exceeds $47 for all ten consecutive days;

          (d) 200,000 of the shares of Common Stock subject to the option shall vest as of the first date after any ten consecutive trading days from May 24, 1999 through May 23, 2006 in which the last reported sale price of the common stock exceeds $62 for all ten consecutive days;

          (e) 200,000 of the shares of Common Stock subject to the option shall vest as of the first date after any ten consecutive trading days from May 24, 1999 through May 23, 2006 in which the last reported sale price of the common stock exceeds $75 for all ten consecutive days.

     Notwithstanding the foregoing, no vesting will occur until May 24, 2000 with respect to the options referenced in (a) above, and no vesting will occur with respect to the options referenced in (b) through (e) until May 31, 2000.

     4. Term of Option; Termination.

          (a) Basic Term. The Option shall expire on, and not be exercisable following May 24, 2009; provided, that the Option is subject to earlier termination as provided in Section 4(b) and Section 4(c).

          (b) Termination of Employment. Upon the termination of the Executive's employment relationship with the Company or a subsidiary thereof for any reason other than by reason of the death or disability of the Executive, (a) the right to exercise any unvested Option or unvested portion of any Option shall terminate on the date of termination of employment and (b) the right to exercise any Option or portion of any Option which is vested as of the date of termination of employment shall terminate upon the earlier of (i) the thirtieth day following such termination of employment or (ii) the date such Option or portion of an Option would have expired had it not been for the termination of employment. The Option may not be exercised after its expiration in accordance with the foregoing terms. Notwithstanding the foregoing, if Executive's employment with the Company or any subsidiary is terminated in connection with, or as a result of, a Change of Control, the Option shall vest and become immediately exercisable and Executive will have a period of 30 days in which to exercise the Option or any portion of the Option.

     For purposes of this Agreement, "Change of Control" means the first of the following events to occur following the date hereof:

               (i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") shall become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 51% of the then outstanding shares of Common Stock of the Company; or

               (ii) The consummation of any reorganization, merger or consolidation with respect to the Company (each a "Reorganization"), unless following such Reorganization more than 51% of the outstanding equity of the entity resulting from such Reorganization continues to be beneficially owned, directly or indirectly, by the shareholders of the Company; or

               (iii) The sale or other disposition (or the last in a series of such transactions) of all or substantially all of the assets of the Company, other than to an entity with respect to which following such sale or other disposition more than 51% of the outstanding equity is beneficially owned, directly or indirectly, by the shareholders of the Company.

          (c) Death or Disability of Executive. In the event that the Executive dies or is disabled while he is an Executive of the Company or a subsidiary thereof, the Option shall be exercisable only within the next 12 months immediately succeeding such death or disability, and then only
     (a) in the case of death, by the person or persons to whom the Executive's rights under the Option shall pass by will or the laws of descent and distribution, and in the case of disability, by the Executive or his legal representative, and (b) if and to the extent that the Executive was entitled to exercise the Option at the date of his death or disability. The unvested portion of the Option shall terminate immediately upon the date of such death or disability.

      5.  Transferability.

          (a) The Option shall not be transferred or otherwise assigned in any manner otherwise than by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder or a member of the immediate family of the Executive, within the meaning of Rule 16a-1(e) of the Exchange Act, a trust for such family members, a partnership whose only partners are such family members or a charitable institution within the meaning of Section 501(c)(3) of the Code (each an "Authorized Transferee"). During the Executive's lifetime, the Option shall be exercised only by the Executive, the Executive's guardian or legal representative, or the Executive's Authorized Transferee. The terms of this Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the Executive. Any purported transfer of the Option or this Agreement contrary to the provisions of this Section 5 shall be null and void ab initio.

          (b) By acceptance of this Option and execution of this Agreement, the Executive hereby agrees, on his own behalf and on behalf of his heirs, executors, administrators and assigns that, in connection with any underwritten public offering of shares of Common Stock, the Executive and the Executive's heirs, executors, administrators and assigns will enter into such restrictions on the sale or transfer of the shares of Common Stock issuable upon exercise of this Option as the Company and any underwriter(s) for such offering may reasonably request in order to facilitate the offer, sale and distribution of securities of the Company in connection with such offering, whether or not this Option has been exercised at the time of such offering.

     6. Method of Exercising Option; Full Payment. Subject to the terms of
Section 4(b) and Section 4(c) hereof, the Option granted hereby may be exercised only if Executive was, at all times during the period beginning on the date hereof and ending on the date of such exercise, an employee of the Company or a subsidiary. The Option shall be exercised by written notice to the Company, addressed to the Company at its principal place of business. Such notice shall state the Executive's election to exercise the Option and the number of shares of Common Stock in respect of which it is then being exercised, and shall be signed by the Executive. Such notice shall be accompanied by (a) this Agreement (which, if not then being exercised by the Executive for all the shares of Common Stock then remaining subject to the Option granted hereby, shall be appropriately endorsed and returned to the Executive); (b) payment of the full purchase price of such shares, which payment shall be in cash at the time of exercise; and (c) such written representations and other documents, including legal opinions, as may be desirable, in the opinion of the Company's legal counsel, for purposes of compliance with state or Federal securities or other laws. The Company shall deliver a certificate or certificates representing shares of Common Stock purchased pursuant to such notice to the Executive as soon as practicable after receipt of such notice, subject to Section 10 hereof.

     7. Capital Adjustments. If any change is made in the shares of Common Stock subject to the Option (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments may be made by either the Committee (as defined below) or the Board (as defined below) as to the maximum number of shares subject to the Option and the number of shares and price per share subject to the Option as shall be equitable to prevent dilution or enlargement of option rights of the Executive. Any determination made by either the Committee or the Board under this Section 7 shall be final, binding and conclusive upon the Executive.

     8. Administration; Interpretation. The Option and this Agreement shall be administered by any of the Compensation and Stock Option Committee of the Company (the "Committee") or the Board of Directors of the Company (the "Board"). The interpretation and construction by the Committee or the Board of the provisions of the Option granted hereunder and of this Agreement shall be final, unless in the case of the Committee otherwise determined by the Board. No member of the Board or of the Committee shall be liable for an action taken or determination made in good faith.

     9. Rights as a Shareholder. The Executive shall have no rights as a shareholder with respect to shares of Common Stock subject to the Option granted hereby until the date of the issuance to Executive of a stock certificate in respect of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     10. Legal Requirements, Etc.

          (a) Legal Requirements. The Company shall not be required to issue certificates for shares upon the exercise of the Option unless and until, in the opinion of the Company's legal counsel, such issuance would not result in a violation of any state or federal securities or other law. As a condition to the exercise of the Option, the Company may require the Executive to make any representation or warranty to the Company as may be required by applicable securities laws or any other law or governmental regulation. Certificates for shares, when issued, shall have, if required in the opinion of the Company's legal counsel, the following legend, or statements of other restrictions, endorsed thereon, and may not immediately be transferable:

             "The shares of Common Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares may not be sold, transferred, or assigned unless, in the opinion of the Company and its legal counsel, such sale, transfer, or assignment will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the

             Securities and Exchange Commission and any applicable state securities laws."

     11. Private Offering. By the act of accepting this Option and executing this Agreement, in the absence of an effective registration statement under the Securities Act of 1933, as amended, the Executive hereby agrees that upon exercise of such Option, he will acquire the shares of Common Stock that are the subject thereof for the purposes of investment only, and not with any intention at such time to resell or redistribute the same, and the Executive hereby agrees that he shall upon request of the Company confirm such agreement at the time of exercise in a writing reasonably satisfactory to the Company and its counsel; provided, however, that the neglect or failure to confirm the same in writing shall in no way be construed or interpreted to be a limitation of such agreement. Executive further acknowledges that shares of Common Stock issuable to him pursuant to the terms of the Option, even once registered pursuant to a Registration Statement on Form S-8, may be considered "control securities" subject to the resale restrictions of Rule 144 of the Securities Act of 1933.

     12. Right of the Company to Terminate Relationship. Nothing contained in this Agreement shall confer upon the Executive any right to be continued as an employee of the Company or any subsidiary thereof, or interfere in any way with the right of the Company or any subsidiary thereof to terminate such relationship for any reason whatsoever, with or without cause, at any time.

     13. No Obligation to Exercise. The granting of the Option hereunder shall impose no obligation upon the Executive to exercise such Option.

     14. Tax Requirements. The exercise or surrender of this Option shall constitute the Executive's full and complete consent to whatever action the Committee or the Board elects to satisfy the federal and state withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise.

     15. Governing Law. This Agreement and the Option granted hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time in effect.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute a duplicate original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, by its officer thereunto duly authorized, and the Executive has executed this Agreement, all as of the day and year first written above.


IMCLONE SYSTEMS INCORPORATED                  EXECUTIVE


By:
  ----------------------------------         ----------------------------------
  John B. Landes                              (Sign name)
  General Counsel
                                              ---------------------------------
                                              Dr. Harlan W. Waksal

                                              Address:

                                              ---------------------------------

                                              ---------------------------------

                                              ---------------------------------

                                              Telecopier Number:

                                              ---------------------------------


                                              Social Security Number: